                                                                   EXHIBIT 10.32

                             SEPARATION AGREEMENT

     This Separation Agreement ("Agreement") is made and entered into by and between Kathleen H. Van Sleen ("Ms. Van Sleen") and Diversa Corporation (the "Company"), as of the last day either party executes this Agreement (the "Effective Date").

     1. Resignation. Ms. Van Sleen has tendered and the Company has accepted her resignation as Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary and all other positions she may hold with the Company and its subsidiaries, effective March 15, 1999 (the "Separation Date").

     2. Accrued Salary and Vacation. The Company will pay Ms. Van Sleen all accrued salary, and all accrued and unused vacation benefits earned prior to the Separation Date, subject to standard payroll deductions and tax withholdings. Ms. Van Sleen is entitled to this payment regardless of whether she signs this Agreement.

     3. Expense Reimbursement. Ms. Van Sleen agrees that she will use her best efforts to submit her final documented expense reimbursement statement reflecting all business expenses she incurred through the Separation Date, if any, within twenty (20) business days of the Effective Date. The Company shall reimburse Ms. Van Sleen's expenses pursuant to Company policy and regular business practice. Ms. Van Sleen acknowledges and agrees that she is not entitled to any further reimbursement from the Company for expenses relating to her relocation to San Diego, California, including, but not limited to, expenses related to the purchase of her new home.

     4. Severance Payment. The Company agrees that it will pay Ms. Van Sleen, as severance, One Hundred Seventy-Seven Thousand Six Hundred Twenty-Four Dollars and Ninety Five Cents ($177,624.95) subject to the following deductions (the "Severance Payment"): (i) standard payroll deductions and tax withholdings, and
(ii) a Forty-Six Thousand Five Hundred Dollars ($46,500.00) advance that was provided to Ms. Van Sleen in connection with the closing of her new home. The Severance Payment will be paid to Ms. Van Sleen within three (3) business days of the Effective Date of this Agreement.

     5. Advance. Ms. Van Sleen acknowledges that she received a Four Thousand Four Hundred Dollars ($4,400.00) advance payment from the Company in connection with the lease of a home in 1997 (the "Advance"). The Company agrees, as part of this Agreement, that it shall forgive Ms. Van Sleen's obligation to repay the Advance provided that Ms. Van Sleen does not receive reimbursement from the landlord or any other entity. If Ms. Van Sleen receives reimbursement on the Advance, or any portion thereof, she shall promptly send the Company a check in the same amount. To the extent that the Advance or any portion thereof is forgiven by the Company, Ms. Van Sleen agrees and acknowledges that she shall be solely responsible for the income tax implications attributable to her in connection with such forgiveness.

     6. Promissory Note. The Company agrees that, in consideration of the terms and conditions of this Agreement, it shall forgive the outstanding balance of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) remaining on that certain loan in the amount of Fifty

                                       1.

Thousand Dollars ($50,000.00) granted to Ms. Van Sleen pursuant to a Secured Promissory Note between Ms. Van Sleen and the Company dated May 31, 1997, a copy of which is attached hereto as Exhibit A. Ms. Van Sleen agrees and acknowledges that she shall be solely responsible for the income tax implications attributable to her in connection with the forgiveness of this loan and shall indemnify the Company to the fullest extent in connection with such tax obligations.

     7. Stock Options. In exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees that the term and vesting of each outstanding stock option (the "Stock Options") held by Ms. Van Sleen, as set forth on Exhibit B attached hereto, shall continue beyond the Separation Date until March 30, 2000 (the "Vesting Period"). The Company further agrees that Ms. Van Sleen shall have ninety (90) days after the conclusion of the Vesting Period to exercise her vested stock options. Ms. Van Sleen understands that her Stock Options shall terminate ninety (90) days after the conclusion of the Vesting Period if not exercised. Ms. Van Sleen further acknowledges that, by virtue of receiving an extension of the exercise period, any of her Stock Options originally granted as incentive stock options will no longer be treated as such, but will instead be treated for tax purposes as if they are nonqualified stock options.

     8. Health and Dental Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health and dental insurance policies, Ms. Van Sleen will be eligible to continue her health and dental insurance benefits. Ms. Van Sleen will be provided with a separate notice of her COBRA rights. In the event that Ms. Van Sleen elects continued coverage under COBRA, the Company will pay her COBRA health insurance premiums up until the earlier of (i) twelve (12) months from the Separation Date, or (ii) the date in which Ms. Van Sleen begins employment with another company or business entity. Thereafter, Ms. Van Sleen shall be solely responsible for the payment of her COBRA benefits.

     9. Life Insurance. The Company agrees that it will continue to provide Ms. Van Sleen with life insurance up until the earlier of (i) twelve (12) months from the Separation Date, or (ii) the date in which Ms. Van Sleen begins employment with another company or business entity

     10. Scope of Compensation and Benefits. Except as expressly provided herein, Ms. Van Sleen acknowledges that she will not receive (nor is she entitled to) any additional compensation, severance, stock options, stock, relocation benefits or other benefits (including, but not limited to, disability insurance) from the Company, notwithstanding any prior agreements to the contrary.

     11. Nonsolicitation. Ms. Van Sleen agrees that for one (1) year after the Separation Date, she will not directly solicit any person (including any entity) who is then an employee, consultant or independent contractor of the Company to terminate his, her or its relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

     12. Proprietary Information Obligations. Ms. Van Sleen hereby acknowledges her continuing obligations under the Employee Invention and Non-Disclosure

                                       2.

Agreement not to use or disclose any confidential or proprietary information of the Company, among other obligations described in the Employee Invention and Non-Disclosure Agreement. A copy of Ms. Van Sleen's Employee Invention and Non-Disclosure Agreement is attached hereto as Exhibit C. Ms. Van Sleen acknowledges that irreparable damage would result to the Company if she breached the provisions of this paragraph 12, and the Company would not have an adequate remedy at law for such a breach or threatened breach. In the event of such a breach or threatened breach, Ms. Van Sleen agrees that the Company, may, notwithstanding anything to the contrary herein contained, and in addition to the other remedies which may be available to it, seek to enjoin her, together with all those persons associated with her, from the breach or threatened breach of such covenants.

     13. Company Property. Ms. Van Sleen agrees to return to the Company, within ten (10) days of the execution of the Agreement, all Company documents (and all copies thereof) and other Company property in her possession, or her control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof); provided, however, that if Ms. Van Sleen discovers any such documents or property in her possession after the expiration of such ten
(10) day period, Ms. Van Sleen agrees to return such property to the Company as soon as practicable following discovery.

     14. Nondisparagement. Ms. Van Sleen agrees that she will not at any time intentionally disparage the Company in any manner likely to be harmful to the Company, its business reputation, or the personal or business reputation of its directors, stockholders or employees, and the Company agrees that neither it nor its executive officers and directors will at any time intentionally disparage Ms. Van Sleen or her personal or business reputation, provided that each party shall respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company and Ms. Van Sleen acknowledge that irreparable damage would result if either party breaches the provisions of this paragraph 14, and that such party would not have an adequate remedy at law for such a breach or threatened breach. In the event of such a breach or threatened breach, the parties agree that the affected party may, notwithstanding anything to the contrary herein contained, and in addition to the other remedies which may be available, seek to enjoin the other party, its officers, directors, or agents from the breach or threatened breach of this
Section 14. The parties agree that a breach of this provision shall be deemed to be a material breach of the Agreement.

     15. Confidentiality and Publicity. The provisions of this Agreement shall be held in strictest confidence by Ms. Van Sleen and the Company and shall not be publicized or disclosed in any manner whatsoever other than as follows: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors (and, in the case of Ms. Van Sleen, to members of her family); (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular (and without limitation), Ms. Van Sleen agrees not to discuss the contents of this Agreement with present or former Company employees or other personnel.

                                       3.

     16. Release of Claims by Ms. Van Sleen. Except as otherwise set forth in this Agreement, Ms. Van Sleen hereby releases, acquits and forever discharges the Company, its officers, directors, agents, attorneys, servants, employees, shareholders, insurers, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Ms. Van Sleen's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     17. Section 1542 Waiver. Ms. Van Sleen acknowledges that she has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Ms. Van Sleen hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement.

     18. No Admissions. It is understood and agreed by Ms. Van Sleen and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

     19. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable express courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three (3) business days after it is mailed, by certified mail, postage prepaid, return receipt requested, or one (1) business day after it is sent via a reputable nationwide overnight courier service.

                                       4.

If to the Company:            Diversa Corporation
                              10665 Sorrento Valley Road
                              San Diego, California 92121-1623
                              Attn:  Chief Executive Officer

If to Ms. Van Sleen:          Kathleen H. Van Sleen
                              5055 Seachase Way
                              San Diego, California  92130

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Agreement notice thereof in the manner set forth in this paragraph 18.

     20. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between Ms. Van Sleen and the Company with regard to the subject matter hereof, and supercedes that certain employment offer letter dated December 11, 1996, between Ms. Van Sleen and the Company. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in writing and signed by Ms. Van Sleen and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by her or its respective attorneys, and signed the same of her or its own free will.

     21. Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. However, because of the unique duties under this Agreement, Ms. Van Sleen agrees not to delegate the performance of such duties under this Agreement.

     22. Applicable Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

     23. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     24. Attorneys' Fees. In any legal action or other proceeding brought to enforce or remedy a breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and documented out-of-pocket expenses.

                                       5.

     25. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     26. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     In Witness Whereof, the parties have duly authorized and caused this Agreement to be executed as follows:



Kathleen H. Van Sleen,
an individual.


 /s/ Kathleen H. Van Sleen
------------------------------
Kathleen H. Van Sleen

Dated: May 10, 1999
      ------------------------



Daniel T. Carroll,
Chairman of the Human Resources
Committee of the Board of Directors


 /s/ Daniel T. Carroll
------------------------------
Daniel T. Carroll

Dated: May 7, 1999
      ------------------------

                                       6.

                                   EXHIBIT A


                            SECURED PROMISSORY NOTE

                            SECURED PROMISSORY NOTE
$50,000                                                             May 31, 1997
                                                           San Diego, California

     For Value Received, Kathleen H. Van Sleen (the "Maker"), residing at 12828 Harwick Lane, San Diego, California 92130, promises to pay to Recombinant BioCatalysis, Inc., a Delaware corporation qualified to do business in California ("Holder"), or order, the principal sum of Fifty Thousand Dollars ($50,000) together with interest on the outstanding principal balance from the date hereof until maturity at the rate of six and sixty-four one-hundredths percent (6.64%) per annum.

     Principal shall be paid in four (4) equal annual installments commencing March 30, 1998 and continuing on the thirtieth (30/th/) day of each March thereafter until March 30, 2001, at which time the entire remaining balance of principal and interest shall be due and payable. Interest earned through each annual payment date shall be paid annually at the same time as each principal payment. Each payment shall be credited first to interest then due computed on the amount of principal then unpaid and the remainder to principal. Should interest not be paid when due, it shall thereafter bear like interest as the principal. Notwithstanding anything to the contrary set forth herein, all principal and interest hereunder shall be due and payable immediately upon the ninetieth (90/th/) day following the cessation of the employment relationship between Maker and Recombinant BioCatalysis, Inc.

     Maker shall have the right to prepay this Note at any time and without notice.

     Payments under this Note are payable when due without demand, notice, set off or counterclaim in lawful money of the United States at:

     Recombinant BioCatalysis, Inc.
     10665 Sorrento Valley Road
     San Diego, California  92121

or wherever otherwise designated in writing from time to time by the Holder of this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be computed in the computation of the payment of interest on this Note.

     This Note is secured by a pledge of stock pursuant to a Pledge Agreement by and between Maker, as debtor, and Holder, as pledgee and secured party, of even date herewith (the "Pledge Agreement").

     The following shall constitute events of default hereunder and under the Pledge Agreement:

     (a) Maker shall fail or refuse to pay within 10 days of notice by the holder of this Note that any payment of principal of or interest upon this Note is due and payable;

          (b)  any assignment is made by Maker for the benefit of creditors;

          (c) any warranty, representation or statement furnished to Holder by or on behalf of Maker under this Note, the Pledge Agreement or any other agreement entered into contemporaneously herewith is, or at the time made or furnished was, false in any material respect;

          (d) any of the following shall occur with respect to Maker or the security for this Note, provided that proceedings initiated by third parties under (i), (ii) and (iii) shall not constitute defaults unless Maker shall fail to obtain dismissal of such proceeding within sixty (60) days of initiation of such proceeding:

               (i)   the appointment of a receiver, liquidator, or trustee;

               (ii)  the adjudication as a bankrupt of insolvent;

               (iii) the filing of any voluntary or involuntary petition for bankruptcy or reorganization; or

               (iv) Maker is unable, or admits in writing an inability, to pay their debts when due; or

          (e) Maker defaults in the performance of any other covenant or the observance of any other condition contained herein, in the Pledge Agreement or in any other agreement entered into contemporaneously herewith.

     Upon the occurrence of any of the foregoing events of default, the holder of this Note may, at its option, declare all principal and interest hereunder immediately due and payable without notice or demand, and may exercise any of its rights under this Note and/or the Pledge Agreement.

     Maker agrees to pay attorneys' fees and costs incurred by the holder of this Note in connection with any actions to collect payments due hereunder, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, attorneys' fees, witness fees (expert and otherwise) deposition costs, copying charges and other expenses.

     Maker and any surety, guarantor, or endorser who may become liable for all or any part of the obligations evidenced by this Note, jointly or severally, hereby waive presentment, protest, and notice of protest, notice of intention to accelerate, demand, notice of dishonor and notice of non-payment of and formalities of any kind relative to this Note, and expressly consents to any extension of the time of payment hereof or of any installments hereof and to the release of any party liable for this obligation, and any such extension or release may be made without notice to any of said parties and without in any way affecting or discharging this liability. The right to plead any and all statutes of limitations as a defense to this Note is hereby waived to the fullest extent by law.

     All agreements in this Note or the Pledge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the indebtedness, or otherwise, shall the amount paid or agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws, if any. If, from any circumstance whatsoever, fulfillment of any provision of this Note or the Pledge Agreement, at the time performance of such provision shall be due, shall be prohibited by law, the obligation to be fulfilled shall be reduced to the maximum not so prohibited and if, from any circumstance whatsoever, the holder of this Note shall ever receive as interest under this Note or the Pledge Agreement, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be credited against the principal amount of the indebtedness to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Maker.

     This Note shall be governed and construed in accordance with the laws of the State of California.

     Maker hereby irrevocably submits to the jurisdiction of any applicable state or federal court sitting in California in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BOTH HOLDER AND MAKER IRREVOCABLY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION OR ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER, IN CONNECTION WITH, ARISING OUT OF OR BASED UPON THIS NOTE OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE, HOLDER AND MAKER ACKNOWLEDGE THAT THE PROVISION OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH EACH HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS TRANSACTION AND RELATED TRANSACTIONS. HOLDER OR MAKER MAY FILE AN ORIGINAL, COUNTERPART OR COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE OTHER'S CONSENT TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

                         MAKER:


                          /s/ Kathleen H. Van Sleen
                         ---------------------------------
                         KATHLEEN H. VAN SLEEN

                                   EXHIBIT B


                            STOCK OPTIONS SCHEDULE

----------------------------------------------------------------------------------
               Vesting
 Date of     Commencement     Shares Subject to    Vested as of      Vested as of
  Grant          Date            the Option          3-15-99           3-30-00
----------------------------------------------------------------------------------
 12-16-97      12-30-96           350,000            175,000           284,375
----------------------------------------------------------------------------------
 08-28-97      06-26-97            30,000             11,250            20,625
----------------------------------------------------------------------------------
 08-28-97      12-16-97           120,000             30,000            67,500
----------------------------------------------------------------------------------
 01-07-99      01-07-99           100,000                  0            25,000
----------------------------------------------------------------------------------
                                   Total:            216,250           397,500
                                              ------------------------------------

                                   EXHIBIT C


                EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT

                              DIVERSA CORPORATION

                EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT

     This Employee Invention and Non-Disclosure Agreement is made this _____ day of __________________, 199____ ("Effective Date") by and between DIVERSA Corporation, a Delaware corporation with a principal place of business at 10665 Sorrento Valley Road, San Diego, CA 92121 ("Diversa"), and _________________, an individual having an address at

_________________________

_________________________ ("Employee")

     In consideration of the mutual promises and other good and valuable consideration, and as part of the terms of employment of Employee by Diversa, the parties agree as follows:

INVENTIONS

     1. Employee agrees to disclose to Diversa promptly in writing any and all inventions, developments, discoveries, improvements and ideas, whether patentable or not; (a) which are made, discovered, and/or conceived by Employee alone or with others in the course of his or her employment or provision of services to Diversa; (b) which are based on or utilize Diversa Proprietary Information (as defined in Paragraph 6); or (c) which result or arise from or relate to the use of Diversa's facilities, equipment, materials, funds, or actual or demonstrably anticipated research or development. [(As used in this Paragraph 1, the term "invention" shall have the same meanings as "Invention" as defined in California Labor Code (S) 2870 (see Appendix "A")]. All such improvements, inventions, developments, discoveries, ideas, and intellectual property rights, shall be referred to individually and collectively as "Developed Technology." Diversa shall receive such disclosures in confidence. Pursuant to California Labor Code (S) 2870 et seq Diversa shall also maintain a review process for employees to determine ownership of such Developed Technology. To the extent required by contracts between Diversa and the United States or any of its agencies, full title to certain patents and inventions shall be in the United States.

     2. Employee agrees that all Developed Technology made, discovered or conceived by Employee, either solely or in collaboration with any other person, during the term of Employee's employment with Diversa, whether or not patented or copyrighted, is and shall remain the sole and exclusive property of Diversa, its successors and assigns. Employee irrevocably agrees to assign and does assign to Diversa or its nominees, successors or assigns, all right, title and interest in and to Developed Technology. Employee agrees to execute any and all papers and perform any and all acts as may be necessary to perfect such assignment. However, the terms of this Paragraph 2 shall not apply to any inventions which are expressly excluded from coverage pursuant to California Labor Code (S) 2870 (see Appendix "A").

     3. With regard to the copyright laws of the United States, Diversa notes that U.S. Copyright Act (S) 101 defines the term "work made for hire," in pertinent part, as a "work prepared by an employee within the scope of his or her employment." U.S. Copyright Act (S) 201(b) provides that "[i]n the case of a work made for hire, the employer or other person for whom the work was prepared is considered the author for purposes of this title and, unless the parties have expressly agreed otherwise in a written instrument signed by them, owns all of the rights comprised in the copyright." Diversa further notes that the judicial decisions under the U.S. Copyright Act broadly interpret the phrase "within the scope of his or her employment." This phrase has been applied to cover, among other things, some works created by an employee at home on his own time and for no additional pay, without any request by the employer. Diversa intends to assert its ownership and other rights in the "work made for hire" are to the fullest legally permissible extent.

     4. In the event that Diversa makes or proposes to make any United States or foreign patent application relating to Developed Technology owned by Diversa pursuant to this Agreement, Employee shall cooperate fully with Diversa and its patent counsel in preparing and prosecuting any such application. Employee agrees to execute, acknowledge and deliver all such papers, including, but not limited to, applications for patents, applications for copyright registration and applications for trademark registration as may be necessary or appropriate to enable Diversa to publish or protect Developed Technology owned by Diversa by patents, copyrights or otherwise in the name of Diversa or its nominees, successors or assigns. Employee further agrees to render all such assistance as Diversa may require in any patent office, proceeding, litigation or other administrative, judicial or related proceeding in the United States or foreign country, involving Developed Technology owned by Diversa.

     5. In the event Diversa is unable, after reasonable effort to secure Employee's signature on any of the documents referenced in Paragraphs 2 and 4 whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints Diversa and its duly authorized officers and agents as Employee's agent and attorney-in-fact, for purposes of effecting any or all prosecutions and/or issuances of any such copyright, patent or trademark protection or other analogous protection.

CONFIDENTIAL INFORMATION

     6. For purposes of this Agreement, the phrase "Diversa Proprietary Information" includes without limitation the following:

          (a) technical information, including patent strategy, information encompassed by Developed Technology or trade secrets, locations and sources of bio-material, methods of harvesting bio-material, experiment and research design, results, techniques and processes; biological materials, including but not limited to enzymes and clones; work in progress; manufacturing and process know-how; laboratory notebooks, research journals, idea notebooks, notes and letters; concepts; ideas; apparatus and equipment design; and computer software;

          (b) technical management information, including technical manuals, product proposals, status reports, performance objectives and criteria and analyses of areas for business development; and

          (c) business information, including cost, pricing, project, financial, accounting and personnel information, notes, letters, business strategies, plans, proposals, projections and forecasts, customer lists, customer information and sales and marketing plans, proposals, projections, efforts, information and data.

     "Diversa Proprietary Information" shall also include any and all information and materials received by Diversa or Employee from a third party subject to an obligation of confidentiality and/or non-disclosure.

     7. Developed Technology owned by Diversa and Diversa Proprietary Information shall be considered confidential and trade secret and shall not be disclosed to any person or entity or used by Employee for any purpose at any time during or following the termination or cessation of Employee's employment with Diversa, except as required in Employee's performance of job duties for Diversa. Nothing in this Agreement shall restrict Employee's ability to make such disclosures during the course of his or her employment as may be necessary or appropriate to the effective and efficient discharge of the duties and responsibilities of Employee or as such disclosures may be required by law. Failure by Diversa to mark any of Diversa Proprietary Information as "confidential" or "proprietary" shall not affect its status as Diversa Proprietary Information under the terms of this Agreement.

COMPETITIVE ACTIVITIES

     8. During the term of Employee's employment with Diversa, Employee shall not, without the prior written approval of Diversa, alone or as a partner, officer, director, consultant, employee, stockholder, agent, contractor or otherwise, engage in any employment, consulting, business or other activity or occupation competitive with Diversa.

     9. During the term of Employee's Employment with Diversa, and for a period of two (2) years after the termination or cessation of Employee's employment with Diversa, Employee shall not directly or indirectly disrupt, damage, impair or interfere with Diversa, whether by way of interfering with, raiding, hiring, soliciting its employees, disrupting its relationships with customers, agents, representatives or vendors, or otherwise or by attempting to do any of the foregoing.

     10. Employee acknowledges that the identifies of Diversa's customers, of customer leads, contracts with customers and other related customer information gained during Employee's employment with Diversa about those customers is secret and confidential and constitutes a trade secret and Employee agrees that during the term of Employee's employment with Diversa, and for a period of two (2) years after termination or cessation of Employee's employment with Diversa, Employee shall not use, rely on or exploit, directly or indirectly, such information to solicit business from any such customers.

     11. Employee acknowledges that Employee has carefully read and construed the provision of the preceding paragraphs and believes that Employee has received and will receive sufficient consideration and other benefits in connection with Employee's employment relationship with Diversa to justify such restrictions.

DIVERSA PROPERTY

     12. At the request of Diversa, and in any event at the time of leaving Diversa's employment, Employee shall return to Diversa any and all materials and documents, and copies thereof, in the possession of or under the control of Employee, whether prepared by Diversa. Employee or anyone else, when such materials or documents are, include, incorporate or refer to Diversa Proprietary Information or Developed Technology. The term document is used in its broadest sense, and includes, without limitation, drawings, blueprints, laboratory notebooks, binders, research journals, idea notebooks, memoranda, specifications, formulas, devices, documents, list and files (including those pertaining to employees, customers and suppliers), equipment, apparatus, correspondence, computer hardware, systems, programs, software, storage media (whether on or in the form of computer discs, tapes, hard drives, or other method whether now known or devised in the future), manuals, printouts, routines, sub-routines, price lists, pricing information, devices, and writings of any and every kind or nature.

     13. During the term of Employee's employment with Diversa, Employee shall not remove from Diversa's offices or premises any documents, records, files, correspondence, reports, memoranda or similar materials of or containing Diversa Proprietary Information, or other materials or property of any kind belonging to Diversa, unless necessary or appropriate in accordance with the duties and responsibilities of Employee. In the event that such materials or property are removed, all of the above-referenced documents and materials shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall service its specific purpose. Notwithstanding the foregoing, laboratory notebooks shall not be removed from Diversa's offices or premises at anytime for any reason, other than for off site storage of the notebooks.

     14. During the term of Employee's employment with Diversa, Employee shall not make, retain, remove and/or distribute any copies of any of the above-referenced documents and materials for any reason whatsoever, except as may be necessary in the discharge of his or her assigned duties. Employee shall not divulge to any third person the nature of an/or contents of any of the above-referenced documents and materials, or of any other oral or written information to which he or she may have access or with which for any reason he or she may become familiar, except as disclosure shall be necessary in the performance of the duties and responsibilities of Employee.

GENERAL PROVISIONS

     15. Employee represents and warrants to Diversa that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment. Employee further represents and warrants that there are no restrictions, agreements or understandings whatsoever to which Employee is a party, which are, or would be inconsistent or in conflict with, this Agreement or Employee's employment or would prevent, limit or impair in any way the performance by Employee of the obligations set forth in this Agreement.

     16. No rights or licenses, expressed or implied, in or to any Diversa Proprietary information or Developed Technology are granted to Employee under this Agreement.

     17. This Agreement constitutes the entire and exclusive Agreement between Employee and Diversa with respect to the subject matter and supersedes and mergers any and all prior or contemporaneous discussions, agreements, representations and understandings of the parties with respect to the employment of Employee with Diversa. No supplement, modification or amendment of this Agreement shall be binding upon Diversa or Employee unless set forth in a written agreement executed by Diversa and Employee, which agreement specifically references this Agreement.

     18. No provision of this Agreement may be waived orally. Waivers of any terms of this Agreement shall be in writing and shall be signed by the party sought to be bound by such waiver.

     19. Neither this Agreement, nor any benefits of this Agreement, are assignable by employee, however, Diversa may assign this Agreement to, and this Agreement's terms and provisions shall insure to the benefit of, any parent, subsidiary, affiliate, successor or other assignee of Diversa.

     20. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

     21. Employee acknowledges that it is impossible to measure fully in money the injury that will be caused to Diversa in the event of a breach or threatened breach of any of the provisions of this Agreement, and therefore agrees and acknowledges that Diversa has no adequate remedy at law. Accordingly, Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. Diversa shall be entitled to injunctive relief to enforce the provisions of this Agreement, without prejudice to any other remedy Diversa may have at law or in equity.

     22. The periods of time set forth in Paragraphs 8, 9 and 10 of this Agreement shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that Diversa is successful on the merits in any such litigation. The "time required for litigation" is defined to mean the period of time from service of process upon Employee through the expiration of all appeals related to such litigation.

     23. If an action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees, costs and disbursements.

  24. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

     25. If any provision of this Agreement is adjusted to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

     26. This agreement shall be interpreted and governed by the laws of the State of California without reference to its choice of law principles.

     27. Any notice by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or telecopied, addressed or telecopied as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this Paragraph 27. Such notice shall be deemed to have been received upon the date of actual delivery or personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

  If to Diversa, to:               If to Employee, to:

  Diversa Corporation              ___________________________
  10665 Sorrento Valley Drive      ___________________________
  San Diego, CA 92121              ___________________________
  Telecopier:  (619) 453-7032      Telecopier_________________

     In Witness Whereof, the parties have executed this Agreement effective as of the date referenced above.

Diversa Corporation                 Employee

By: /s/ Ana M. Gomez                  By: /s/ Kathy Van Sleen
   ---------------------------           ---------------------------
Title: Human Resources Manager        Title: CFO
      ------------------------              ------------------------

Attachments:  Appendix "A": California Labor Code (S) 2870